Registration No._______
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                EATON VANCE CORP.
             (Exact name of registrant as specified in its charter)

       Maryland                                         04-2718215
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


                  255 State Street, Boston, Massachusetts 02109
                    (Address of principal executive offices)


                    EATON VANCE CORP. 2007 STOCK OPTION PLAN
                            (Full title of the plan)

                               Frederick S. Marius
                           Deputy Chief Legal Officer
                                Eaton Vance Corp.
                            The Eaton Vance Building
                                255 State Street
                           Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 482-8260
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================== ==================== ===================== ====================== =====================
              Title of                    Amount to be        Proposed maximum      Proposed maximum          Amount of
             securities                  registered(1)        offering price           aggregate            registration
          to be registered                                       per share           offering price              fee

-------------------------------------- -------------------- --------------------- ---------------------- ---------------------
Non-Voting Common Stock                         1                $35.09(2)               $35.09                $1.00(4)
par value $0.00390625 per share
                                          4,692,459(3)
====================================== ==================== ===================== ====================== =====================

     (1) This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's common stock on February 6, 2008, as reported on the New York Stock Exchange.

     (3) In accordance with Instruction E of Form S-8, in addition to the one new share of the Registrant's common stock being registered hereunder, the Registrant hereby carries forward, and this Registration Statement shall be deemed to apply to, 4,692,459 shares of the Registrant's common stock previously registered, but not used, under a Registration Statement on Form S-8 (File No. 333-122000) filed by the Registrant on January 12, 2005 (the "2005 Plan Registration Statement") registering shares of the Registrant's common stock to be offered under the Registrant's 1998 Stock Option Plan. In conjunction with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendment to the 2005 Plan Registration Statement acknowledging the transfer of shares to this Registration Statement.

     (4) Aggregate registration fees of $15,835.48 were paid in connection with the shares of the Registrant's common stock registered under the 2005 Plan Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

     The Registrant's Annual Report on Form 10-K for the year ended October 31, 2007, as filed on December 21, 2007 (File No. 001-08100).

     The Registrant's Current Reports on Form 8-K filed with the Commission on November 1, 2007, November 20, 2007 and January 22, 2008.

     The description of the Registrant's non-voting common stock contained in the Registrant's Registration Statement on Form S-3 filed under Section 12(b) of the Exchange Act, filed on September 25, 2007, including all amendments and reports updating such description.

     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2007.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2007 Stock Option Plan meeting the requirements of Section 10(a) of the Securities Act.


Item 4.     Description of Securities.

     The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.     Interests of Named Experts and Counsel.

     None.

Item 6.     Indemnification of Directors and Officers.

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except: (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (c) with respect to certain other actions not applicable to the Registrant.

     The Maryland  General  Corporation  Law also  provides for  permissive  and mandatory indemnification by a Maryland corporation of its directors and officers that are made party to any proceeding by reason of service in that capacity. Under those provisions, indemnification is mandated for the reasonable expenses incurred by a director or officer in connection with such a proceeding if: (a) the director or officer has been successful, on the merits or otherwise, in the defense of the proceeding or in the defense of any claim, issue or matter in the proceeding; or (b) upon application by the officer or director, a court of appropriate jurisdiction determines that such indemnification is appropriate and orders that it be made. Indemnification is permitted for such expenses and for any judgments, penalties, fines or settlements actually incurred by a director or officer in connection with the proceeding unless: (a) the corporation's charter or bylaws, or a resolution of the corporation's board of directors or a board-approved agreement of the corporation otherwise provides;
(b) it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful; or (c) the proceeding is one that was brought by the director or officer against the corporation (other than a proceeding brought to enforce indemnification) unless the corporation's charter or bylaws, or a resolution of the corporation's board of directors or a board-approved agreement of the corporation otherwise provides.

     The Maryland General Corporation Law also permits Maryland corporations to advance payments of reasonable expenses incurred by a director or officer in such a proceeding (other than one described in clause (c) of the preceding sentence) if the corporation has received a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for permissive indemnification has been satisfied and the corporation has received a written undertaking by or on behalf of the director or officer to repay the advanced amount if it is ultimately determined that that standard of conduct has not been met. The Maryland General Corporation Law also permits Maryland corporations to purchase and maintain insurance on behalf of directors or officers against any liability asserted against or incurred by them arising out of their positions, irrespective of whether the corporation would have the power to indemnify them for such liabilities.

     Article NINTH, section (8) of our Articles of Incorporation provides that, to the full extent permitted by the laws of Maryland, we shall indemnify any person that (a) is serving as a director or officer of Eaton Vance Corp., (b)
any person that has served as an officer or director of Eaton Vance  Corp.,  and
(c) any person who at our request is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which such person may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Registrant) or by the holders of not less than a majority of the total number of shares of our Common Stock then outstanding.

     Article NINTH, section (8) of our Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, by-law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                          Description

   4.1    Registrant's  Amended Articles of  Incorporation  are filed as Exhibit
          3.1 to Registrant's registration statement on Form 8-B dated February 4, 1981, filed pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.2 Registrant's Articles of Amendment effective at the close of business on April 18, 1983, has been filed as Exhibit 3.3 to the Annual Report on Form 10-K as amended on Form 10-K/A of the Registrant for the fiscal year ended October 31, 2006, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.3 Registrant's Articles of Amendment effective at the close of business on November 22, 1983, has been filed as Exhibit 3.3 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 1983, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.4 Registrant's Articles of Amendment effective at the close of business on February 25, 1986 has been filed as Exhibit 3.4 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 1986, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.5 Registrant's Articles of Amendment effective as of the close of business on November 11, 1992 has been filed as Exhibit 3.6 to the Annual Report on Form 10-K as amended on Form 10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.6 Registrant's Articles of Amendment effective at the close of business on May 15, 1997 has been filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.7 Registrant's Articles of Amendment effective at the close of business on August 14, 1998 has been filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.8 Registrant's Articles of Amendment effective at the close of business on November 13, 2000 has been filed as Exhibit 3.6 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 2000 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.9 Registrant's Articles of Amendment effective at the close of business on January 14, 2005 has been filed as Exhibit 3.7 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 2004 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.10 Registrant's By-Laws, as amended, are filed as Exhibit 99.3 to Registrant's Current Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   5.1    Opinion of  Kirkpatrick  & Lockhart  Preston Gates Ellis LLP regarding
          the  legality  of  the  shares  being   registered   hereunder  (filed
          herewith).

   10.1 Registrant's 2007 Stock Option Plan has been filed as Exhibit 10.1 to Registrant's Current Report on Form 8-K filed on October 29, 2007.

   23.1 Consent of Independent Registered Public Accounting Firm (filed herewith).

   23.2 Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in the Opinion filed as Exhibit 5.1).

   24.1   Power of Attorney (filed herewith).


Item 9.     Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of February, 2008.


                                  EATON VANCE CORP.


                                  By:               *
                                     -----------------------------------
                                       Thomas E. Faust Jr.
                                       Chairman, Chief Executive Officer
                                       and President



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:



        Signature                               Capacity                                Date
        ---------                               -------                                 ----

         *                       Director, Chairman, Chief Executive Officer        February 11, 2008
----------------------------     and President (Principal Executive Officer)
Thomas E. Faust Jr.

         *                       Chief Financial Officer (Principal                 February 11, 2008
----------------------------     Financial Officer)
Robert J. Whelan

         *                       Chief Accounting Officer (Principal                February 11, 2008
----------------------------     Accounting Officer)
Laurie G. Hylton

         *                       Director, Executive Vice President and             February 11, 2008
----------------------------     Chief Equity Investment Officer
Duncan W. Richardson

         *                       Director                                           February 11, 2008
----------------------------
Ann E. Berman



            *                     Director                                          February 11, 2008
---------------------------
Leo I. Higdon, Jr.

            *                     Director                                          February 11, 2008
---------------------------
Vincent M. O'Reilly

            *                     Director                                          February 11, 2008
---------------------------
Dorothy E. Puhy

                                  Director
---------------------------
Winthrop H. Smith, Jr.


     * By: /s/ Frederick S. Marius
           -----------------------
     Name:  Frederick S. Marius
     Title: Attorney-in-Fact

                                      INDEX


Exhibit No.     Description

   4.1         Registrant's  Amended  Articles  of  Incorporation  are  filed as
               Exhibit 3.1 to Registrant's registration statement on Form 8-B dated February 4, 1981, filed pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 (S.E.C. File No.1-8100) and are incorporated herein by reference.

   4.2 Registrant's Articles of Amendment effective at the close of business on April 18, 1983, has been filed as Exhibit 3.3 to the Annual Report on Form 10-K as amended on Form 10-K/A of the Registrant for the fiscal year ended October 31, 2006, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.3 Registrant's Articles of Amendment effective at the close of business on November 22, 1983, has been filed as Exhibit 3.3 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 1983, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.4 Registrant's Articles of Amendment effective at the close of business on February 25, 1986 has been filed as Exhibit 3.4 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 1986, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.5 Registrant's Articles of Amendment effective as of the close of business on November 11, 1992 has been filed as Exhibit 3.6 to the Annual Report on Form 10-K as amended on Form 10-K/A for the fiscal year ended October 31, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.6 Registrant's Articles of Amendment effective at the close of business on May 15, 1997 has been filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.7 Registrant's Articles of Amendment effective at the close of business on August 14, 1998 has been filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1998, (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.8 Registrant's Articles of Amendment effective at the close of business on November 13, 2000 has been filed as Exhibit 3.6 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 2000 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.9 Registrant's Articles of Amendment effective at the close of business on January 14, 2005 has been filed as Exhibit 3.7 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended October 31, 2004 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   4.10 Registrant's By-Laws, as amended, are filed as Exhibit 99.3 to Registrant's Current Report on Form 8-K filed January 18, 2006 (S.E.C. File No. 1-8100) and are incorporated herein by reference.

   5.1 Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP regarding the legality of the shares being registered hereunder (filed herewith).

   10.1        Registrant's  2007  Stock  Option  Plan has been filed as Exhibit
               10.1 to Registrant's Current Report on Form 8-K filed on October 29, 2007.

   23.1 Consent of Independent Registered Public Accounting Firm (filed herewith).

   23.2 Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in the Opinion filed as Exhibit 5.1).

   24.1        Power of Attorney (filed herewith).

                                                                     Exhibit 5.1



                 Kirkpatrick & Lockhart Preston Gates Ellis LLP
                              535 Smithfield Street
                              Pittsburgh, PA 15222
                                 (412) 355-6500


February 11, 2008

Eaton Vance Corp.
225 State Street
Boston, MA 02109


Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 4,692,460 shares (the "Shares") of Non-Voting Common Stock, par value $0.00390625 per share of Eaton Vance Corp., a Maryland corporation (the "Company").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the law of the State of Maryland, including the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP

                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports, dated December 20, 2007, relating to the financial statements of Eaton Vance Corp., and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 2007.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 11, 2008

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

 For Registration Statement on Form S-8 for the 1998 and 2007 Stock Option Plans

     We, the undersigned directors and officers of Eaton Vance Corp., do hereby constitute and appoint Thomas E. Faust Jr. and Frederick S. Marius our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 (File No. 333-122000) filed by the Registrant on January 12, 2005 related to the Eaton Vance Corp. 1998 Stock Option Plan (the "1998 Registration Statement) and the Registration Statement on Form S-8 related to the Eaton Vance Corp. 2007 Stock Option Plan (the "2007 Registration Statement"), including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the 1998 and 2007 Registration Statements and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities and on the date(s) indicated:


Signature                                    Capacity                                 Date
---------                                    --------                                 ----

/s/ Thomas E. Faust, Jr.                   Director, Chairman, Chief Executive    February 11, 2008
------------------------------------       Officer and President
Thomas E. Faust Jr.

/s/ Robert J. Whelan                       Chief Financial Officer                February 11, 2008
------------------------------------
Robert J. Whelan

/s/ Laurie G. Hylton                       Chief Accounting Officer               February 11, 2008
------------------------------------
Laurie G. Hylton

/s/ Duncan W. Richardson                   Director, Executive Vice President,    February 11, 2008
---------------------------                Chief Equity Investment Officer
Duncan W. Richardson

/s/ Ann E. Berman                          Director                               February 11, 2008
---------------------------
Ann E. Berman

/s/ Leo I. Higdon, Jr.                     Director                               February 11, 2008
------------------------------------
Leo I. Higdon, Jr.

/s/ Vincent M. O'Reilly                    Director                               February 11, 2008
------------------------------------
Vincent M. O'Reilly

/s/ Dorothy E. Puhy                        Director                               February 11, 2008
------------------------------------
Dorothy E. Puhy

                                           Director
---------------------------
Winthrop H. Smith, Jr.

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